CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

To Whom It May Concern,

We hereby consent to the inclusion in this Registration Statement on Form 1-A (or Form 1-K) of our report dated May 22, 2024, of WeSave, Inc. (the “Company”) relating to the audit of the financial statements for the calendar year periods ended December 31, 2023 and 2022 of the Company, and the reference to our firm under the caption “Experts” in the Registration Statement filed by the Company.

/s/ IndigoSpire CPA Group, LLC

IndigoSpire CPA Group, LLC

Aurora, CO

June 25, 2024